UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 12, 2006

GLOBALNET CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-24962	75-2863583
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2616 South Loop West, Suite 660, Houston, Texas 77054
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (630) 652-1300

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 14, 2006, GlobalNet Corporation (the “Company”) entered into a consulting agreement (the “Agreement”) with L. J. Alexander (“Alexander”). Alexander has been a telecommunications analyst and a telecommunications consultant at various times over the past ten years.

The Agreement replaces a previous agreement dated August 14, 2006, and provides for monthly consulting fees of $10,000 in September 2006, $12,500 in each of October and November 2006, and $15,000 per month for the balance of the term. The term of the Agreement is one year, beginning September 1, 2006, and is subject to a thirty day cancellation notice provision, at either party’s option. The Agreement contains other typical consulting agreement provisions, including description of services to be provided, protection of confidential information and mutual indemnification.

It is anticipated that Alexander’s primary focus will be consultation on the strategic revenue direction of the Company. By specific terms of the Agreement, Alexander will not act in any employee, officer or agent capacity.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2006, Klaus Scholz, the Chief Operating Officer of the Company, resigned.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Independent Contractor Agreement by and between the Company and L.J. Alexander

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALNET CORPORATION

Date: September 15, 2006	By:/s/Thomas P. Dunn
Name: Thomas P. Dunn
Title: Chief Financial Officer